UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

APTINYX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38535	47-4626057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Davis Street, Suite 600 Evanston, IL	60201
(Address of principal executive offices)	(Zip Code)

(847) 871-0377

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, Aptinyx Inc. (“Aptinyx” or the “Company”) announced that, effective December 14, 2020, Andy Kidd has been elevated to the role of president and chief operating officer. Norbert Riedel, the former president and chief executive officer of the Company, will continue to serve as the chief executive officer of the Company.

Prior to joining Aptinyx in 2017 as chief commercial officer and then chief operating officer, Mr. Kidd, 44, spent over a decade at Baxter International, most recently as senior vice president of strategy and business development. Previously, he held various commercial leadership positions including general manager of Baxter Canada, global franchise head for surgical care, and general manager of US anesthesia and cardiovascular. Before joining Baxter, Mr. Kidd worked at Boston Consulting Group both in London and then Chicago, focused on pharmaceutical and other healthcare clients. He received a BM BCh medical degree from the University of Oxford and a BA in medical sciences from the University of Cambridge.

In connection with his appointment as president and chief operating officer, Mr. Kidd is entitled to an annual base salary of $430,000, which is subject to review and redetermination by Aptinyx's board of directors or its compensation and management development committee, and he is eligible to earn an annual bonus with a target amount equal to 45% of his base salary. Mr. Kidd also received an option to purchase 415,000 shares of the Company’s common stock, par value $0.01 per share, under the Company’s 2018 Stock Option and Incentive Plan, which will vest over a four-year period, with one-fourth of the option vesting on the first anniversary of the grant date and the balance of the option vesting ratably on a monthly basis over the following 36 months, subject to continued service through each such date. Except as described above, the terms and conditions of Mr. Kidd’s amended and restated employment agreement and non-competition, non-solicitation, confidentiality and assignment agreement, as described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 6, 2020 (the “Proxy Statement”), remain unchanged, and such description is hereby incorporated herein by reference.

Except as described above and in the Proxy Statement, Mr. Kidd is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Kidd does not have any family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Kidd and any other person pursuant to which he was appointed as an officer of the Company.

Item 7.01 Regulation FD Disclosure.

In connection with Mr. Kidd’s appointment as president and chief operating officer, on December 16, 2020, Aptinyx issued a press release titled “Aptinyx Appoints Andy Kidd, M.D., President and Chief Operating Officer.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Aptinyx Inc. on December 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptinyx Inc.

Date: December 16, 2020	By:	/s/ Norbert G. Riedel
Norbert G. Riedel
Chief Executive Officer